Exhibit 10.2

                                 AMENDMENT NO. 1
                                       TO
                            LINE OF CREDIT AGREEMENT


         This Agreement of Amendment is made as of October 11, 2006, by and between Biophan Technologies, Inc., a Nevada corporation (the "Borrower") and Biomed Solutions, LLC, a New York limited liability company (the "Lender").

         Whereas the Borrower and the Lender are parties to a certain Line of Credit Agreement dated as of January 24, 2006 (the "Agreement"), pursuant to which the Lender agreed to lend to the Borrower an amount of up to $5,000,000 (the "Line of Credit");

         Whereas, to evidence the Borrower's obligations with respect to the Line of Credit, on January 24, 2006 the Borrower issued to the Lender a Convertible Promissory Note in the original principal amount of $5,000,000 (the "Note")

         Whereas, the Borrower proposes to enter into a Securities Purchase Agreement dated as of the date hereof (the "Purchase Agreement") among the Borrower and the Purchasers named therein (the "Purchasers"), pursuant to which the Purchasers propose to extend credit to the Borrower;

         Whereas, as a condition to the extension of credit under the Purchase Agreement, the Purchasers have requested that the Borrower and the Lender make certain amendments to the Agreement; and

         Whereas, the Borrower and the Lender have agreed that the extension of credit to the Borrower pursuant to the Purchase Agreement will redound to the benefit of the Borrower and the Lender;

         Now, therefore, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows:

I. Amendments to the Agreement. The Agreement is hereby amended as follows:

   1. The last sentence of Section 2 is deleted in its entirety.

   2. The first sentence of Section 4 is amended and restated to read in entity as follows:

   "Payment shall be made on demand following the Termination Date in accordance with the terms of the Note."

II. Amendments to the Note. The Note shall, simultaneously herewith, be cancelled and, in replacement therefor the Borrower shall deliver to the Lender an Amended and Restated Convertible Promissory Note reading in its entirety as set forth in Exhibit A attached hereto (the "Amended and Restated Note").

III. Waiver of Requirement to Reserve Shares. The Lender hereby waives, until the any requirement on the part of the Borrower to reserve and set aside shares of the Borrower's common stock for issuance upon conversion of the Amended and Restated Note until the Charter Amendment Effective Date (as such term is defined in the Purchase Agreement).

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IV. Subordination and Standstill Agreement. On the date hereof, the Borrower, the Lender and the Purchasers have entered into a Subordination and Standstill Agreement (the "Subordination Agreement"). The Lender hereby acknowledges that the Lender may not exercise certain of its rights under the Agreement or the Amended and Restated Note (including, without limitation, the right to demand and receive payment on the Amended and Restated Note) except as permitted under the Subordination Agreement.

V. No Other Changes. Except as expressly amended hereby, the Agreement shall remain full force and effect without any other alteration or change.

         In witness whereof, the parties have executed this Agreement of Amendment as of the date first above written.


BIOMED SOLUTIONS, LLC                        BIOPHAN TECHNOLOGIES, INC.


By: /s/ Michael L. Weiner                    By: /s/ Darryl L. Canfield
   ------------------------------               --------------------------------
    Michael L. Weiner, Manager                   Darryl L. Canfield,
                                                 Chief Financial Officer